                                                                    EXHIBIT 10.6


                SUBSCRIPTION AND EMPLOYEE STOCKHOLDER'S AGREEMENT
            [Employees Receiving Options and Purchasing Common Stock]


     This SUBSCRIPTION EMPLOYEE AND STOCKHOLDER'S AGREEMENT, is entered into as of February 28, 2000 (the "Agreement"), among, WMC Holding Corp., a Delaware corporation (together with its successors and permitted assigns, "Holding"), Western Multiplex Corporation, a Delaware corporation (together with its successors and permitted assigns, "WMC"), the undersigned, as set forth on the signature page hereof (the "Employee Stockholder") and Ripplewood Partners, L.P. (together with its successors and permitted assignees (including Permitted Transferees as defined below) ("Ripplewood") (Holding, WMC, Ripplewood and the Employee Stockholder being hereinafter collectively referred to as the "Parties").

                                    Recitals

     Pursuant to an Acquisition Agreement, dated as of September 30, 1999, as amended on October 31, 1999, among WMC, Holding, GTI Acquisition Corp., a Delaware corporation ("Glenayre"), Glenayre Technologies, Inc., a Delaware corporation, and Western Multiplex Corporation, a California corporation, WMC redeemed 42,000,000 shares of Class B common stock of WMC, par value $.01 per share, held by Glenayre and Holding purchased 35,955,000 shares of outstanding Common Stock of WMC from Glenayre (the "Recapitalization");

     In connection with the Recapitalization, employees and members of management of WMC are being offered the opportunity to subscribe for shares of Class A common stock of Holding, par value $.01 per share ("Common Stock"), and WMC is issuing options ("Options") to certain of its key employees under the 1999 Western Multiplex Corporation Stock Incentive Plan (the "Plan") to purchase shares of Class A Common Stock of WMC, par value $.01 per share;

     The Employee Stockholder, Holding and WMC have agreed that the Employee Stockholder may subscribe for a certain number of shares of Common Stock and, the Employee Stockholder will receive a certain number of Options pursuant to the terms of the "Non-Qualified Stock Option Agreement" attached hereto as Exhibit A;

     This Agreement is one of several other similar agreements which have been, or will be, entered into by WMC, Holding and other individuals who are employees of WMC and who are being offered the right to purchase Common Stock and who are being granted Options (the "Other Employee Stockholders");

     NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

     Section 1. Certain Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" with respect to any person, means any entity directly or indirectly controlling, controlled by, or under common control with such person or any entity designated as such by the Board of Directors of such person in which such person or an Affiliate has an interest.

          "Book Value" means, on a per share, fully-diluted basis, shareholder's equity as determined in accordance with GAAP.

          "Cause" means (i) the Employee Stockholder's willful and continued failure to perform his or her duties with respect to WMC or its subsidiaries after demand by his or her superior for substantial performance is made or delivered, (ii) willful misconduct by the Employee Stockholder involving dishonesty or breach of trust in connection with the Employee Stockholder's employment, (iii) indictment for any felony or any misdemeanor involving moral turpitude, (iv) any material breach of the Employee's restrictive covenants as provided herein and in the Employment, Confidential Information and Invention Assignment Agreement (as defined below), or (v) violation of any written WMC policy.

          "Employment, Confidential Information and Invention Assignment Agreement" means the Employment, Confidential Information and Invention Assignment Agreement in the form attached as Exhibit B hereto to be executed and delivered by the Employee Stockholder to WMC on the date hereof.

          "Fair Market Value" means, prior to a Public Offering, the fair market value of the shares of Stock, as determined in good faith by the Board of Directors of WMC (with respect to Option Stock) or Holding (with respect to Common Stock), and following a Public Offering, the average daily closing price of the shares of common stock of WMC ("WMC Common Stock") for the ten consecutive trading days preceding the date the Fair Market Value of the Stock is required to be determined hereunder.

          The "Option Price" is $0.50 per share (as adjusted for any share dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise).

          "Permitted Ripplewood/Holding Transferee" means (a) Ripplewood Holdings L.L.C. ("Ripplewood Holdings") or any Affiliate of Ripplewood Holdings, (b) a stockholder, partner, member or employee of Ripplewood Holdings or any Affiliate of Ripplewood Holdings or (c) an employee, director or officer of Holding or WMC or any subsidiary of Holding or WMC (up to an aggregate of 5% of the outstanding common stock of WMC and Holding).

          "Public Offering" means a firmly underwritten registered public offering of WMC Common Stock.

          "Securities Act" means the Securities Act of 1933, as amended.

     (b) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

     Term                                                          Section
     ----                                                          -------
     Affiliate                                                       1(a)
     Book Value                                                      1(a)
     Call Notice                                                     6(e)
     Call Rights                                                     6(d)
     Cause                                                           1(a)
     Common Stock                                                  Recitals
     Confidential Offering Memorandum                                3(g)
     Drag Along Notice                                                8
     Employment, Confidential Information & Invention
       Assignment Agreement                                          1(a)
     Employee Stockholder's Trust                                    3(a)
     Fair Market Value                                               1(a)
     Holding Stock                                                   7(a)
     Offer                                                            5
     Offeror                                                          5
     Option Agreement                                              Recitals
     Options                                                       Recitals
     Option Price                                                    1(a)
     Option Stock                                                    3(a)
     Other Employee Stockholders                                   Recitals
     Permitted Ripplewood/Holding Transferee                         1(a)
     Permitted Transferee                                            3(a)
     Plan                                                          Recitals
     Purchase Price                                                  6(d)
     Public Offering                                                 1(a)
     Restricted Period                                               4(a)
     Ripplewood Holdings                                              2
     SEC                                                             3(e)
     Securities Act                                                  1(a)
     Stock                                                           3(a)
     Tag-Along Notice                                                 7
     Termination Not for Cause                                       5(b)
     Transfer                                                        2(a)
     WMC                                                           Recitals

     Term                                                          Section
     ----                                                          -------
     WMC Common Stock                                              1(a)
     WMC Sale Tag-Along Notice                                      7


     Section 2. Common Stock; Issuance of Options. (a) Subject to the terms and conditions hereof, Holding hereby agrees to issue and sell to the Employee Stockholder, and the Employee

Stockholder hereby agrees to subscribe for the number of shares of Common Stock set forth opposite such Employee Stockholder's name on the signature page hereof at a price of $0.50 per share in cash. The closing of such purchase and sale shall take place at such time and place as is notified to the Employee Stockholder (the "Closing Date"). On or prior to the Closing Date, the Employee Stockholder shall deliver to Holding a check in an amount equal to the purchase price for the Common Stock. Holding shall have no obligation to sell any shares of Common Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction or (ii) is not an employee of WMC on the date hereof.

     (b) Subject to the terms and conditions hereinafter set forth and upon and as of the Closing Date, Holding shall issue to the Employee Stockholder the number of Options set forth opposite the Employee Stockholder's name on the signature page hereof and the Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.

     Section 3. Employee Stockholder's Representations, Warranties and Agreements. (a) The Employee Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any shares of Common Stock (whether purchased on the Closing Date or acquired at any time thereafter) and, at the time of exercise, the Class A common stock of WMC issuable upon exercise of the Options (the "Option Stock" and, collectively with the Common Stock, the "Stock") unless such transfer complies with Section 4 of this Agreement. If the Employee Stockholder is an Affiliate, the Employee Stockholder also agrees and acknowledges that he or she will not transfer any shares of Stock unless:

          (i) the transfer is pursuant to an effective registration statement under the Securities Act, and in compliance with applicable provisions of state securities laws, (if otherwise permitted under the terms set forth herein) or

          (ii) (A) counsel for the Employee Stockholder (which counsel shall be reasonably acceptable to WMC or Holding, as the case may be) shall have furnished WMC or Holding, as the case may be, with an opinion, satisfactory in form and substance to WMC or Holding, as the case may be, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if the Employee Stockholder is a citizen or resident of any country other than the United States, or the Employee Stockholder desires to effect any transfer in any such country, counsel for the Employee Stockholder (which counsel shall be reasonably satisfactory to WMC, in the case of Option Stock, or Holding, in the case of Common Stock) shall have furnished WMC or Holding, as the case may be, with an opinion or other advice satisfactory in form and substance to WMC or Holding, as the case may be, to the effect that such transfer will comply with the securities laws of such jurisdiction.

     Notwithstanding the foregoing, WMC and Holding acknowledge and agree that any of the following transfers are deemed to be in compliance with the Securities Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to

Section 9 hereof, (y) a transfer upon the death of the Employee Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Closing Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Employee Stockholder, his spouse or his lineal descendants (an "Employee Stockholder's Trust"), provided that any such transfer under (x), (y) or (z) is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof. The transferees of Stock pursuant to (x), (y) and (z) who agree to be bound by the terms of this Agreement are referred to as "Permitted Transferees".

     (b) The certificate (or certificates) representing the Option Stock shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE SUBSCRIPTION AND EMPLOYEE STOCKHOLDER'S AGREEMENT DATED AS OF FEBRUARY 28, 2000 BETWEEN WESTERN MULTIPLEX CORPORATION ("WMC"), WMC HOLDING CORP., THE EMPLOYEE STOCKHOLDER NAMED ON THE FACE HEREOF AND RIPPLEWOOD PARTNERS, L.P. (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF WMC)."

     (c) The certificate (or certificates) representing the Common Stock shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE SUBSCRIPTION AND EMPLOYEE STOCKHOLDER'S AGREEMENT DATED AS OF FEBRUARY 28, 2000 BETWEEN WESTERN MULTIPLEX CORPORATION, WMC HOLDING CORP. ("HOLDING"), THE EMPLOYEE STOCKHOLDER NAMED ON THE FACE HEREOF AND RIPPLEWOOD PARTNERS, L.P. (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF HOLDING)."

     (d) The Employee Stockholder acknowledges that he or she has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of WMC and/or Holding, as the case may be, indicating that the Stock is subject to restrictions on transfer and appropriate stop-transfer restrictions will be issued to the applicable transfer agent with respect to the Stock. If the Employee Stockholder is an Affiliate, the Employee Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Employee Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the

Securities Act or an exemption from such registration is available, (2) when and if shares of Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act.

     (e) (i) If any shares of Option Stock are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Employee Stockholder shall promptly notify WMC of such intended disposition and shall deliver to WMC at or prior to the time of such disposition such documentation as WMC may reasonably request in connection with such sale, and, in the case of a disposition pursuant to Rule 144, shall deliver to WMC an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

     (ii) If any shares of Common Stock are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Employee Stockholder shall promptly notify Holding of such intended disposition and shall deliver to Holding at or prior to the time of such disposition such documentation as Holding may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to Holding an executed copy of any notice on Form 144 required to be filed with the SEC.

     (f) The Employee Stockholder agrees that, if any shares of WMC Common Stock are offered to the public pursuant to an effective registration statement under the Securities Act (other than registration of securities issued under an employee plan), the Employee Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from WMC that WMC has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by WMC.

     (g) The Employee Stockholder represents and warrants that (i) he has received and reviewed the document(s) comprising the Confidential Information Memorandum, dated December 21, 1999 (the "Confidential Information Memorandum"), relating to the Stock and Options, and the documents referred to therein, certain of which documents set forth the rights, preferences, and restrictions relating to the Stock and Options, and (ii) he or she has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, WMC, Holding and the business and prospects of WMC and Holding which he or she deems necessary to evaluate the merits and risks to his or her investment in the Stock, and to verify the Confidential Information Memorandum and the information contained in the document(s) received as indicated in this Section 3(g), and he or she has relied solely on such information.

     (h) The Employee Stockholder further represents and warrants that (i) his or her financial condition is such that he or she can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his or her current needs and personal contingencies, (ii) he or she can afford to suffer a complete loss of his or her investment in the Stock, (iii) he or she understands and has taken cognizance of all risk factors related to the purchase of the Stock (including, but not limited to, those set forth in the Confidential Information Memorandum) and (iv) his or her knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his or her purchase of Stock as contemplated by this Agreement.

     (i) The Employee Stockholder has executed and delivered to WMC the Employment, Confidential Information and Invention Assignment Agreement.

     Section 4. Restrictions on Transfer. Except for transfers to Permitted Transferees permitted by clauses (x), (y) and (z) of Section 3(a) or a sale of shares of Stock pursuant to Section 9 of this Agreement, the Employee Stockholder agrees that he or she will not transfer any shares of Stock at any time prior to the third anniversary of the Closing Date (the "Restricted Period"). The Employee Stockholder further agrees not to transfer any Options, except as expressly permitted by this Agreement. No transfer in violation of this Section 4 shall be made or recorded on the books of WMC or Holding and any such transfer shall be void and of no effect.

     Section 5. Right of First Refusal. If, following the Restricted Period, but prior to a Public Offering, the Employee Stockholder or any Permitted Transferee receives a bona fide offer to purchase any or all of his shares of Stock (the "Offer") from a third party (the "Offeror") which the Employee Stockholder or any such Permitted Transferee wishes to accept, the Employee Stockholder shall cause the Offer to be reduced to writing and shall notify WMC, in the case of an Offer to purchase Option Stock, or Holding, in the case of an Offer to purchase Common Stock, in writing of his or her wish to accept the Offer. The Employee Stockholder's notice shall contain an irrevocable offer to sell such shares of Stock to WMC or Holding, as the case may be (in the manner set forth below), at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by WMC or Holding of the Employee Stockholder's notice, WMC or Holding, as the case may be, shall have the right and option to elect to purchase, or to arrange for a third party (including WMC, Holding or Ripplewood) to elect to purchase, all of the shares of Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of WMC or its designee or Holding or its designee, as the case may be, at the equivalent all cash price, determined in good faith by WMC's or Holding's, as the case may be, Board of Directors, by delivering notice of such election to the Employee Stockholder within such 30-day period. If WMC or Holding, as the case may be, exercises such right, it shall deliver a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Employee Stockholder or any Permitted Transferee (as the case may be) at the principal office of WMC against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Employee Stockholder and the Permitted Transferee, within 10 business days following its election. If at the end of the 30-day period, WMC or Holding has not notified the Employee Stockholder of its election in the manner set forth above, the Employee Stockholder and the Permitted Transferee may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Employee Stockholder or the Permitted Transferee (as the case may be) than those contained in the Offer. Promptly after such sale, the Employee Stockholder or the Permitted Transferee (as the case may be) shall notify WMC or Holding, as the case may be, of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by WMC or Holding. If, at the end of 60 days following the expiration of the 30-day period for WMC or Holding to purchase the Stock, the Employee Stockholder or the Permitted Transferee (as the case may be) has not completed the sale of such shares of Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of Stock.

     Section 6. Call Rights. (a) If, prior to the end of the Restricted Period,
(x) the Employee Stockholder's active employment with WMC (and/or, if applicable, its subsidiaries) is terminated by WMC for Cause, (y) the beneficiaries of an Employee Stockholder's Trust shall include any person or entity other than the Employee Stockholder, his spouse or lineal descendants, or
(z) the Employee Stockholder (and any Permitted Transferees) shall effect a transfer of any shares of Stock other than as permitted in this Agreement, then:

          (i) Holding shall have the right to purchase all or any portion of the Common Stock then held by the Employee Stockholder (and any Permitted Transferees) for a purchase price equal to the lesser of the Fair Market Value per share and the Book Value per share;

          (ii) WMC shall have the right to purchase all or any portion of the Option Stock then held by the Employee Stockholder (and any Permitted Transferees) for a purchase price equal to the lesser of the Option Price and the Book Value per Option; and

          (iii) All Options shall terminate without any payment.

     (b) If, prior to the expiration of the Restricted Period, the Employee Stockholder's active employment with WMC (and/or, if applicable, its subsidiaries) ceases for any reason other than termination by WMC for Cause or termination due to the death or permanent disability (including if the Employee Stockholder quits or resigns), then:

          (i) Holding shall have the right to purchase all or any portion of the Common Stock then held by the Employee Stockholder (and any Permitted Transferees) for a purchase price equal to the Fair Market Value per share;

          (ii) WMC shall have the right to purchase all or any portion of vested Options then held by the Employee Stockholder (and any Permitted Transferees) at a purchase price equal to the Fair Market Value per vested Option less the Option Price; provided that, if WMC exercises such repurchase right with respect to any Option that would have a repurchase price under this clause (b)(ii) of less than the Option Price at the time of such exercise, then such Options shall be canceled without any payment;

          (iii) WMC shall have the right to purchase all or any portion of the Option Stock then held by the Employee Stockholder (and any Permitted Transferees) at a purchase price equal to the Fair Market Value per share; and

          (iv) all unvested Options shall terminate without any payment therefor.

     (c) If the purchaser dies or becomes permanently disabled while still an employee of WMC (and/or, if applicable, its subsidiaries), then (i) Holding may purchase all or any portion of the shares of Common Stock then held by the Employee Stockholder (and any Permitted Transferees) at a purchase price equal to the Fair Market Value per share; and (ii) WMC may purchase all of the Option Stock then held by the Employee Stockholder (and any Permitted Transferees) at a purchase price equal to the Fair Market Value per share less the Option Price per share.

     (d) The price at which Stock or Options are purchased by WMC or Holding pursuant to Sections 5(a), 5(b) and 5(c) is referred to as the "Purchase Price". Any right to repurchase pursuant to Sections 5(a), 5(b) and 5(c) is referred to as a "Call Right".

     (e) Absent the extension of a Call Right on account of a default under any indebtedness agreement or violation of a statute as described in Section 5(f) below, WMC or Holding, as the case may be, shall have a period of sixty (60) days from the date of the event giving rise to the Call Right (or if later, after the discovery of an impermissible transfer) in which to give notice in writing to the Employee Stockholder of its election to exercise its Call Rights pursuant to Sections 5(a), 5(b) or 5(c) (a "Call Notice"); provided that, in the case of the Employee Stockholder's permanent disability, such 60-day exercise period shall be extended to twelve (12) months after the event giving rise to the Call Right; and provided further, that any Call Right available in such case must be exercised within such 12-month period.

     (f) A Call Right shall be extended if WMC or Holding is, or would be as a result of the payment of the Purchase Price, in default under any indebtedness agreement or in violation of a statute. Any Call Right may be delayed upon such default or violation for twelve (12) months thereafter; provided however, that, if in connection with an event giving rise to a Call Right pursuant to Section 5(b), the exercise by WMC or Holding, as the case may be, of its Call Right is delayed by reason of such default, then and only then will exercisable Options be deemed to continue to be exercisable for the purposes of the purchase pursuant to the Call Right and the Purchase Price for the Stock and Options will be the higher of: (i) the Purchase Price determined as of the month end prior to termination and (ii) the Purchase Price determined as of the month end prior to the delayed purchase. In connection with a termination for Cause or any other event giving rise to a Call Right pursuant to Section 6(a), the Purchase Price for the Stock and Options shall be the lesser of (i) the Purchase Price determined as of the month end prior to termination and (ii) the Purchase Price determined as of the month end prior to the delayed purchase. Any Call Right may only be delayed upon such default or violation for twelve (12) months thereafter.

     (g) The completion of any purchase pursuant to this Section 5 shall take place at the principal office of WMC on the tenth business day after the giving of the Call Notice. The applicable

Purchase Price shall be paid by delivery to the Employee Stockholder (or the Permitted Transferee, as the case may be) of a certified bank check or checks in the appropriate amount payable to the order of the Employee Stockholder against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Employee Stockholder (or the Permitted Transferee, as the case may be) or the Employee Stockholder's or Permitted Transferee's authorized representative.

     (h) Subject to Section 5(f), the Purchase Price shall be calculated as of the last day of the month preceding the month in which the event giving rise to the Call Right occurs.

     (i) In determining the Purchase Price, appropriate adjustments shall be made for any share dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding common stock in order to maintain, as nearly as practicable, the intended operation of the provisions of this
Section 6.

     Section 7. Tag-Along Rights. (a) If prior to a Public Offering, Ripplewood ("Ripplewood") desires to transfer a majority or all of its shares of common stock of Holding ("Holding Stock") to a prospective third party purchaser other than to a Permitted Ripplewood/ Holding Transferee, Ripplewood shall, as a condition to such transfer, (A) provide a notice to the Employee Stockholder in writing (a "Tag-Along Notice") of the material terms of the proposed transfer at least 14 days prior to such transfer and (B) permit the Employee Stockholder (or cause the Employee Stockholder to be permitted) to sell (either to the prospective transferee or to another financially reputable transferee reasonably acceptable to the Employee Stockholder) the same portion of its outstanding shares of Common Stock and Option Stock on the same terms and conditions, subject to the same agreements and at the same price as the sale by Ripplewood (in each case subject to Section 7(c)), which sale shall take place on the date Ripplewood's shares of Holding Stock (or such portion) are transferred to such transferee. To calculate the number of outstanding shares of Common Stock and Option Stock that the Employee Stockholder can sell for the purposes of this
Section 7(a), WMC and Holding shall be treated as a single entity such that the Employee Stockholder will be able to sell the product of (x) a fraction, the numerator of which is the number of shares of common stock of Holding being sold by Ripplewood, and the denominator of which is the total number of shares of common stock of Holding owned by Ripplewood, multiplied by (y) the total number of shares of Common Stock and Option Stock owned by the Employee Stockholder (e.g., if Ripplewood is selling 75% of its interest in common stock of Holding, the Employee Stockholder will be able to include 75% of its total ownership of Common Stock and Option Stock, calculated as though WMC and Holding are a single entity). Should the Employee Stockholder exercise his or her rights pursuant to this Section 7(a), the Employee Stockholder shall be required to transfer Common Stock and Option Stock held by him or her in the following order of priority:
(1) first, shares of Common Stock (until the Employee Stockholder holds no shares of Common Stock), and (2) second, Option Stock (until the Employee Stockholder holds no shares of Option Stock). The Employee Stockholder shall have ten days from the date of receipt of a Tag-Along Notice to exercise his or her right to sell pursuant to this Section 7(a) by delivering written notice to Ripplewood of his or her intent to exercise such right. The Employee Stockholder's right to sell in such transaction pursuant to the above shall terminate if not exercised within such ten-day period.

     (b) If Holding sells a majority or all of its interest in WMC to a prospective third party purchaser other than a Permitted Ripplewood/Holding Transferee, Holding shall, as a condition to such transfer, (A) provide a notice to the Employee Stockholder in writing (a "WMC Sale Tag-Along Notice") of the material terms of the proposed transfer at least 14 days prior to such transfer and (B) permit the Employee Stockholder (or cause the Employee Stockholder to be permitted) to sell (either to the prospective transferee or to another financially reputable transferee reasonably acceptable to the Employee Stockholder) a number of its outstanding shares of Option Stock equal to (x) the percentage of the outstanding shares of WMC Common Stock owned by Holding that are being sold by Holding (e.g., if there are 2,000 shares of WMC Common Stock outstanding of which Holding owns 1,800 shares and Holding is selling 180 shares, the percentage under this clause (x) will be 10%) multiplied by (y) the number of shares of Option Stock owned by the Employee Stockholder. Subject to
Section 7(c), any such sale shall be on the same terms and conditions, subject to the same agreements and at the same price as the sale by Holding, which sale shall take place on the date Holding's shares of WMC Common Stock (or such portion) are transferred to such transferee (or transferees). The Employee Stockholder shall have ten days from the date of receipt of a WMC Sale Tag-Along Notice to exercise his or her right to sell pursuant to this Section 7 by delivering written notice to Holding of his or her intent to exercise such right. The Employee Stockholder's right to sell in such transaction pursuant to the above shall terminate if not exercised within such ten-day period.

     (c) The Employee Stockholder shall not have the right to transfer any Options pursuant to this Section 7.

     Section 8. Drag-Along Rights. (i) If at any time Ripplewood desires to transfer all or any portion of its shares of Holding Stock to any third party purchaser(s), other than Permitted Ripplewood/Holding Transferees, or Holding desires to transfer all or any portion of its shares of WMC Common Stock to any third party purchaser(s), other than Permitted Ripplewood/Holding Transferees, Ripplewood shall have the right to require that the Employee Stockholder and its Permitted Transferees transfer the same portion of the Employee Stockholder's and its Permitted Transferees' shares of Common Stock and Option Stock to such third party purchaser(s) on the same terms and conditions, subject to the same agreements and at the same price as the sale by Ripplewood. To calculate the number of outstanding shares of Common Stock and Option Stock that the Employee Stockholder and its Permitted Transferees can be required to sell pursuant to this Section 8, WMC and Holding shall be treated as a single entity such that the Employee Stockholder and its Permitted Transferees (considered as a single stockholder for this purpose) can be required to sell the product of (x) a fraction, the numerator of which is the number of shares of Holding Stock being sold by Ripplewood, and the denominator of which is the total number of shares of Holding Stock owned by Ripplewood, multiplied by (y) the total number of shares of Common Stock and Option Stock owned by the Employee Stockholder and its Permitted Transferees (e.g. if Ripplewood is selling 75% of its interest in Holding Stock, Ripplewood will have the right to require that the Employee Stockholder and its Permitted Transferees transfer 75% of their total aggregate ownership of Common Stock and Option Stock, calculated as though WMC and Holding are a single entity). Should Ripplewood exercise its rights pursuant to this Section 8, the Employee Stockholder and its Permitted Transferees shall be required to transfer Common Stock and Option Stock held by them in the following order of priority: (1) first, shares of Common Stock (until the Employee Stockholder and its Permitted Transferees hold no shares of Common Stock), and (2) second, Option Stock (until the Employee Stockholder and its Permitted Transferees hold no Option Stock). Ripplewood shall provide a notice to the Employee Stockholder in writing (a "Drag-Along Notice") of such sale at least 10 days prior to such transfer, and the Drag-Along Notice shall identify such third party purchaser(s), all material terms of the sale and the date of closing. Upon the closing of any sale by Ripplewood of all (or such portion) of its shares of Holding Stock or any sale by Holding of WMC Common Stock, as described in a Drag-Along Notice, such third party purchaser(s) shall pay to the Employee Stockholder and/or its Permitted Transferees, as the case may be, the consideration payable to the Employee Stockholder and/or its Permitted Transferees, as the case may be, in connection with such sale of all (or such portion) of its shares of Common Stock and Option Stock, and the Employee Stockholder's and its Permitted Transferee's shares of Common Stock and Option Stock (or such portion) shall be deemed transferred to such third party purchaser(s).

     Section 9. Sale Participation Rights. At any time following the expiration of the period ending 180 days after a Public Offering, the Employee Stockholder and its Permitted Transferees will have the right to sell all or any portion of the Stock held by such Employee Stockholder and its Permitted Transferees in any registered offering of WMC Common Stock initiated by WMC, Holding or Ripplewood. Such registration rights will be on customary terms and conditions (including, without limitation, customary cut back and lock-up provisions) established in good faith by WMC's or Holding's Board of Directors and Ripplewood and notified to the Employee Stockholder and the Other Employee Stockholders.

     Section 10. Voting Agreement. (a) From and after the Closing Date, the Employee Stockholder and its Permitted Transferees: (i) shall vote all of the shares of Stock held by him or her (including, without limitation, shares acquired after the date hereof) in the same manner as the shares of Holding held by Ripplewood (in the case of Holding Stock) or Holding (in the case of WMC Common Stock) are voted on all matters acted upon at any annual or special meeting of Stockholders or by written consent in lieu of a meeting and (ii) irrevocably constitutes and appoints the person who is at the time the Senior Managing Director of Ripplewood Holdings (or his or her designee, with full power of substitution) his proxy to vote all of the shares of Common Stock held by the Employee Stockholder in the same manner as the shares of Holding Stock held by Ripplewood and appoints the person who is at the time the Chief Executive Officer of WMC (or his or her designee, with full power of substitution) his proxy to vote all of the shares of Option Stock held by the Employee Stockholder and its Permitted Transferees in the same manner as the shares of WMC Common Stock held by Holding are voted on all matters acted upon at any annual or special meeting of stockholders or by written consent in lieu of a meeting; provided that this Section 10 shall be inapplicable with respect to any matters which would both adversely affect the rights of shares of Stock held by the Employee Stockholder (or its Permitted Transferees) and treat the Employee Stockholder (or its Permitted Transferees) differently from other holders of shares of WMC Common Stock or Holdings Stock (it being understood that a conversion of Holding to a limited liability company and a merger or other business combination of Holding and WMC will not be deemed to adversely affect the rights of the Employee Stockholder (or its Permitted Transferees) and the Employee Stockholder hereby agrees that his or her shares of Common Stock will be voted in favor of any such action). The voting agreements and proxies granted pursuant to this Section 10 are coupled with an interest and shall be valid for the term of this Agreement. The Employee Stockholder represents that he or she has not granted and is not party to any proxy, voting trust or other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement, and the Employee Stockholder shall not grant any proxy or become a party to any voting trust or other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement.

     Section 11. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit WMC or Holding from purchasing Stock or Options from the Employee Stockholder or its Permitted Transferees (or any other Employee Stockholder), at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant WMC or Holding the right to purchase Stock or Options.

     Section 12. Covenant Regarding 83(b) Election. Except as WMC may otherwise agree in writing, the Employee Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to shares of Option Stock to be acquired upon each exercise of the Employee Stockholder's Options; and the Employee Stockholder further covenants and agrees that he or she will furnish WMC with copies of the forms of election the Employee Stockholder files and within 30 days after each exercise of the Employee Stockholder Options and with evidence that each such election has been filed in a timely manner.

     Section 13. Notice of Change of Beneficiary. Immediately prior to any transfer of shares of Stock to an Employee Stockholder's Trust, the Employee Stockholder shall provide WMC and Holding with a copy of the instruments creating the Employee Stockholder's Trust and with the identity of the beneficiaries of the Employee Stockholder's Trust. The Employee Stockholder shall notify WMC and Holding as soon as practicable prior to any change in the identity of any beneficiary of the Employee Stockholder's Trust.

     Section 14. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Stock or the Options, to any and all shares of capital shares of WMC and Holding or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of WMC and Holding (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of Stock or Options, by reason of any share dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

     Section 15. State Securities Laws. WMC and Holding hereby agree to use their best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of Stock and the issuance of the Options to the Employee Stockholder.

     Section 16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 3(a) hereof, such transferee shall be deemed the Employee Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to WMC and Holding a valid undertaking and becomes bound by the terms of this Agreement.

     Section 17. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto. Notwithstanding the foregoing, this Agreement may be amended without the consent of any party hereto other than WMC to provide for any change in the corporate structure of WMC, including its conversion to a limited liability company or a merger or other business combination of Holding and WMC.

     Section 18. Closing. Except as otherwise provided herein, the closing of each purchase and sale of Stock and the payment of the Purchase Price by WMC or Holding upon exercise of a Call Right, if any, pursuant to this Agreement shall take place at the principal office of WMC on the tenth business day following delivery of the notice by any Party of its exercise of the right to purchase or sell such Stock or Options hereunder, as the case may be.

     Section 19. Applicable Law. The laws of the state of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. Any suit, action or proceeding against the Employee Stockholder, WMC or Holding, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware and the Parties each hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Parties hereby irrevocably waive any objections which either of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against any of the Parties with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Parties hereby irrevocably waive any right which any of them may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

     Section 20. Assignability of Certain Rights by WMC, Holding and Ripplewood. WMC, Holding and Ripplewood shall have the right to assign any or all of their rights or obligations to purchase Stock or Options pursuant to this Agreement; provided, however, that such assigning party shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it. The rights and obligations of

WMC, Holding and Ripplewood under this Agreement shall inure to the benefit of, and be binding upon, any of their respective successors.

     Section 21. Conflicts with Other Agreements. In the event that any provision of this Agreement conflicts in any way with the Plan or the provisions of any Stock Option Agreement to which the Employee Stockholder is a party or bound, the provisions of this Agreement shall govern.

     Section 22. Miscellaneous. (a) In this Agreement all references to "dollars" or "$" are to United States dollars.

     (b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

     (c) WMC and Holding shall have the right to deduct from any cash payment made under this Agreement to the Employee Stockholder any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

     Section 23. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

     (a) If to WMC, to it at the following address:

         Western Multiplex Corporation
         1196 Borregas Avenue
         Sunnyvale, CA 94089
         Attn: Kim Viera
         Facsimile: 408-542-5300

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                                  WESTERN MULTIPLEX CORPORATION



                                                   By: /s/ Jeffrey M. Hendren
                                                      --------------------------
                                                      Name: Jeffrey M. Hendren
                                                      Title: Vice President


                                                        WMC HOLDING CORP.



                                                   By: /s/ Jeffrey M. Hendren
                                                      --------------------------
                                                      Name: Jeffrey M. Hendren
                                                      Title: Vice President


                                                    RIPPLEWOOD PARTNERS, L.P.



                                                   By: /s/ Jeffrey M. Hendren
                                                      --------------------------
                                                      Name: Jeffrey M. Hendren
                                                      Title: Principal



EMPLOYEE STOCKHOLDER                          135,000
                                   Number of shares of Class A Common Stck of
/s/ Nancy B. Huber                 WMC Holding Corp. to be purchased
------------------------------
Name:  Nancy B. Huber

Address:                                      190,000
1024 Hazelwood Ave.                Number of Assisted Shares to be guaranteed by
San Jose, CA  95525                Western Multiplx Corporation


                                              115,000
                                   Number of Options to purchase shares of
                                   Class A Common Stock of Western Multiplex
                                   Corp. being granted.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                                  WESTERN MULTIPLEX CORPORATION



                                                   By: /s/ Jeffrey M. Hendren
                                                      --------------------------
                                                      Name: Jeffrey M. Hendren
                                                      Title: Vice President



     NANCY HUBER                    Number of Shares subject to the Time Option:
Optionee Name (Print)
                                                      95,000

/s/ Nancy Huber                     Number of Shares subject to the 5x
-------------------------           Performance Option:
Optionee Signature
                                                      6,666


                                    Number of Shares subject to the 10x
1024 Hazlewood Ave.                 Performance Option:
San Jose, CA, 95125
Optionee's Address                                    13,334

                                    Aggregate Number of Shares subject to the
                                    Option:

                                                      115,000

Optionee's Taxpayer
Identification Number:

392 74 8166